Exhibit 99.1

Environmental Power Corporation Reports Second Quarter

2007 Financial Results, Announces Sale of Carbon Credits,

Provides Business Update and Announces Annual Meeting

Monday August 13, 8:00 pm ET

PORTSMOUTH, N.H., Aug. 13 /PRNewswire-FirstCall/ — Environmental Power Corporation (Amex: EPG or the “Company”) today announced results for the quarter and six months ended June 30, 2007. The Company is also announcing that its annual shareholders meeting will be held on September 10, 2007 in Dallas, Texas. The Company is further providing an update on its strategic business plan and business activities

Financial Results

As announced on May 31, 2007, the Company has entered into negotiations finalizing the disposition of the leasehold interest held by the Company’s subsidiary Buzzard Power Corporation (“Buzzard”) in the 83 megawatt electric generating facility located in Venango County, Pennsylvania, known as the Scrubgrass facility. Consistent with that activity, the assets and liabilities of Buzzard have been accounted for as discontinued operations for all periods presented in this release and in the Company’s Form 10Q. The disposition of the Scrubgrass lease arrangements will result in the write-off of Buzzard’s net assets and forgiveness of the Arclight loan. Additionally, we will be able to recognize the deferred gain from the original sale of the facility. The Company estimates that the net effect of the transaction will result in a gain of approximately $3 million. The exact transaction value will vary based upon the results of Buzzard’s operations from now until the final disposition date. Financial information for the discontinued operations is presented in the Company’s Form 10Q. Microgy, Inc., the other wholly owned subsidiary of EPG, is currently the sole business segment of the Company.

Six months ended June 30, 2007 compared to six months ended June 30, 2006

The Company reported a loss from continuing and discontinued operations available to common shareholders for the six months ended June 30, 2007 of $8.8 million, or $0.89 per share, on 9.9 million weighted average common shares outstanding, as compared to net loss of $4.3 million, or $0.45 per share, on 9.6 million weighted average common shares outstanding for the same period in 2006. Continuing operations reported a loss available to common shareholders of $5.9 million, or $0.60 per share, driven in part by non-cash compensation expense and severance expenses. Discontinued operations reported a loss available to common shareholders of $2.9 million, or $0.29 per share for 2007. For the six months ended June 30, 2006, continuing operations reported a loss available to common shareholders of $4.1 million, or $0.43 per share, while discontinued operations reported a loss of $231,000, or $0.02 per share.

Revenues from continuing operations decreased by $631,000, or 54%, to $542,000 in 2007, as compared to $1.2 million for the same period in 2006. This decrease in revenue is due mainly to the change in business model from one where facilities are sold to the current ownership model. Revenues from the operation and maintenance of facilities increased to $542,000 in 2007 compared to $242,000 in 2006. This increase is primarily due to increased gas production at the Wisconsin facilities and the fact that not all of the Wisconsin facilities were operational in 2006. We recognized $1.0 million from the sale of the Wisconsin facilities in 2006 whereas there were no such sales in 2007.

Costs and expenses from continuing operations increased by $1.0 million to $6.6 million for the six months ended June 30, 2007, as compared to $5.6 million for the same period in 2006. This increase was a result of a $759,000 increase in non-cash compensation expense and a $338,000 increase in payroll expenses including severance, partially offset by a $152,000 decrease in travel and entertainment expenses.

Three months ended June 30, 2007 compared to three months ended June 30, 2006

The Company reported a loss from continuing and discontinued operations available to common shareholders for the three months ended June 30, 2007 of $7.1 million, or $0.71 per share, on 10.0 million weighted average common shares outstanding, as compared to net loss of $2.9 million, or $0.30 per share, on 9.6 million weighted average common shares outstanding for the same period in 2006. Continuing operations reported a loss available to common shareholders of net loss of $3.9 million, or $0.39 per share, while discontinued operations reported a loss of $3.2 million, or $0.32 per share for the quarter ended June 30, 2007. For the same period in 2006, continued operations reported a loss available to common shareholders of $2.4 million, or $0.25 per shares, and discontinued operations reported a loss of $496,000, or $0.05 per share.

Revenues from continuing operations increased slightly to $327,000 for the quarter ended June 30, 2007 from $290,000 for 2006. These revenues are derived from the operation and maintenance of the Wisconsin facilities.

Costs and expenses from continuing operations increased by $1.1 million to $4.0 million for the second quarter of 2007, as compared to $2.9 million for the same period in 2006. The increase was primarily attributable to a $1.2 million increase in general and administrative expenses, including a $385,000 increase in non-cash compensation expense related to FAS123R calculations and a $571,000 increase in severance expenses. These increases were partially offset by a $93,000 decrease in costs of revenue at Microgy.

Sale of Carbon Credits for the Wisconsin Facilities

Microgy, Inc. has recently entered into an agreement to sell an estimated 65,000 tons of carbon credits per year generated from the three Wisconsin projects it operates, for the period 2007 through 2011. Microgy will use the proceeds of the sales, in accordance with operating agreements with the farms, toward repayment of the notes owed to Microgy. The agreement with the carbon credit purchaser does not allow the terms of the sale to be disclosed but the quality of the credits from the projects did allow the Company to lock in favorable pricing that will allow for an acceleration of payments on the notes.

Richard Kessel further stated, “The methane emissions offset by our projects produce high-quality carbon offset credits that can be traded on the Chicago Climate Exchange (CCX) or through other bi-lateral transactions. This sale also re-affirms our belief that carbon credits and the sale of other environmental attributes will be a meaningful contributor to our revenues in the near and long-term.”

Business Update

Results of our Strategic Planning Process

The Company, recognizing the increased interest and attention on renewable energy and the evolution of the carbon market, has recently completed the first phase of a strategic review of its operations and opportunities resulting in refinements to its business plan. The value of our RNG(TM) and the potential value of carbon credits create a number of new opportunities for the Company due to its strong relationships with the agriculture and food processing industries.

The Company holds the exclusive North American rights to the DBT co- digestion process in use at the Wisconsin and Huckabay Ridge projects and we plan to use this technology on most of the projects already under development as we build an RNG(TM) portfolio to create a stable revenue base. At the same time, the Company is investigating the expansion of its commercial offering to include a wider array of proven technologies for production of energy from animal and organic wastes, leveraging our existing RNG(TM) regional presence and establishing strategic relationships, where appropriate, to better serve our potential customers’ needs. Our overarching intent is to control the waste streams and then determine the best and highest use in building out our portfolio.

Although we are evaluating, and are likely to make, some changes within our announced portfolio of projects, we are confirming that by the end of the first quarter of 2009, we expect to be earning recurring annual revenue of $40 million as the project pipeline is robust and diverse, giving us ample opportunity to deliver on these expectations.

Our business development relationship with Cargill, Inc. continues to generate a significant number of leads which are being actively pursued by our staff with a focus on continuing to strategically build out our large RNG(TM) projects. A broader offering that will evolve over time will enable us to work potentially with Cargill and others to offer a wider array of solutions across North America—solutions that always focus on utilizing waste as a means to create useful products. As a reminder of market potential, nearly 3 billion pounds per day of manure is produced by dairy cows and hogs. For the carbon credit market, approximately 6 billion metric tons of carbon dioxide and other greenhouse gases are emitted annually.

Huckabay Ridge Status

Management currently believes the Huckabay Ridge facility will reach full commercial operations late in the third quarter or early in the fourth quarter of 2007. Despite achieving biogas levels which met expectations earlier this year when the gas conditioning and compression equipment was not operating reliably, we are not currently able to achieve targeted biogas output on five of the eight digesters. The main cause of the diminished production is the excessive recycling of water used for conditioning dry-lot manure. High levels of recycling were necessary because of the unprecedented rainfall and flooding that had filled onsite storage lagoons and limited options to add freshwater to the system. We have identified and begun implementing an alternate strategy which will add some operating costs but which will facilitate our reaching commercial operations and support uninterrupted operations in the future.

While this process is ongoing, we will be continuing to improve the reliability of the gas conditioning and compression system and delivering RNG(TM) to the pipeline to the maximum extent possible. In addition, we have received the Type V permit which will allow us to receive a wider variety of organic waste materials, such as grease-trap waste, for use as a source of substrate. The ability to use these materials will help us to manage ongoing costs and ensure a reliable supply of substrate for our co-digestion process.

As of June 30, 2007 the company incurred expenditures of $18.4 million related to the construction of the Huckabay Ridge facility, including $3.5 million of capitalized commissioning costs due to the delay of six months in reaching commercial operations. In the three months ended June 30, 2007, we received proceeds of approximately $156,000 from RNG(TM) produced by the Huckabay Ridge facility, even though the plant operated intermittently.

Richard E. Kessel, the Company’s Chief Executive Officer, commented, “While disappointed with the continued commissioning challenges of the Huckabay project, we have proven that we can produce pipeline grade RNG(TM) and remain confident in the digester technology we are deploying and the base- case business model that it supports. Our team has been working tirelessly to bring the facility on line and they have my full support in taking an approach that ensures the long-term, reliable operations of the facility. Merely claiming commercial operations, without being able to sustain production in a credible fashion, does not serve the purposes of our investors, Huckabay bondholders, or our employees. As at any facility under development, it is critical that the proper steps be taken at the onset to assure long-term operational reliability. We are committed to that process, rather than a band-aid approach that will require more serious undertakings in the future.”

Status of Other Development Projects

Construction of the Rio Leche, Mission and Cnossen facilities in Texas is pending final analysis of lessons associated with the commissioning of Huckabay including permitting, substrate management and supply, and off-take opportunities. We are pursuing these projects aggressively to maintain our schedule of RNG(TM) production by the end of 2008. In parallel with the ongoing development of these projects, we are in the process of analyzing possible additions or adjustments which could improve the economics of this portfolio. The Texas bondholders are partners in the decision making process and we look forward to working with them to advance the projects in the form that is in the best interest of our shareholders and customers.

Progress is continuing on the announced projects in California. The Gallo-Columbard inside-the-fence project has received its Conditional Use Permit and air permit and is in the final stages of permitting by the California Water Board. At this time, Gallo-Columbard is working with the Water Board to resolve a non-Microgy project related issue. Once this is complete, we expect to be issued the water permit for this project. All but one of the Conditional Use Permits for the Bar-20, Riverdale and Hanford projects have been filed and Air Permits are being filed by next week. The remaining water permit applications are expected to be submitted by the end of August. We will be filing for the volume cap for our allocation of funding for these projects when these permits are close in hand. The previously identified Gallo-RNG(TM) project, a separate project from the Gallo-Columbard inside-the-fence project, is currently under engineering review to address material-handling at the dairy. The total estimated biogas production from the projects under active development (not including the Gallo RNG(TM) project) is 1.9 million mmbtu/year. The company anticipates heightened capital expenditures late in the fourth quarter associated with the commencement of the construction phase of these and other projects.

Richard Kessel, CEO continued, “Our development pipeline is robust and I am very pleased with the steps we are taking to improve the strength of the portfolio. It is in the long-term best interests of our shareholders and bondholders to put the right projects in the right place to maximize their potential for economic and operational success.”

Annual Shareholder Meeting

The Company has scheduled its 2007 Annual Meeting of Shareholders for Monday, September 10, 2007, in Dallas, Texas at 10:30 am CDT at the Marriott Dallas Fort Worth Airport South. Further information regarding the location of the Annual Meeting will be included in proxy materials to be filed with the Securities and Exchange Commission.

The Company’s Board of Directors has set a record date of August 7, 2007, for the Annual Meeting.

Following the Annual Meeting the Company will sponsor a tour of the Huckabay Ridge facility, near Stephenville, Texas. All Shareholders are invited but will be asked to register in advance. Transportation between Dallas and the plant will be provided by the Company.

Management Conference Call

Mr. Richard Kessel, Chief Executive Officer, and Mr. Michael Thomas, Chief Financial Officer, will comment on these and related items in the Conference Call scheduled for Tuesday, August 14, 2007, at 11 a.m. EDT. Conference Call details:

Dial-in:	U.S. Toll Free:	800-391-2548
	Canadian Toll Free:	866-627-1646
	International Toll:	302-709-8328
Access Code:	Verbal Passcode	VK75202
Replay Access#:		800-355-2355
Replay Passcode:		75202#

(The call will be available for 3 days after which it will be available on our website http://www.environmentalpower.com)

ABOUT ENVIRONMENTAL POWER CORPORATION

Environmental Power Corporation is a developer, owner and operator of renewable energy production facilities. Its principal operating subsidiary, Microgy, Inc., holds an exclusive license in North America for the development and deployment of a proprietary anaerobic digestion technology for the extraction of methane gas from animal wastes for its use to generate energy. For more information visit the Company’s web site at http://www.environmentalpower.com.

CAUTIONARY STATEMENT

The Private Securities Litigation Reform Act of 1995, referred to as the PSLRA, provides a “safe harbor” for forward-looking statements. Certain statements contained in this press release, such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue,” “targets” “proposed,” and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward-looking statements as such term is defined in the PSLRA. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: uncertainties involving development-stage companies; uncertainties regarding project financing, the lack of binding commitments and/or the need to negotiate and execute definitive agreements for the construction and financing of projects, the sale of project output, the supply of substrate and other requirements and for other matters; financing and cash flow requirements and uncertainties; inexperience with the development of multi-digester projects; risks relating to fluctuations in the price of commodity fuels like natural gas, and our inexperience with managing such risks; difficulties involved in developing and executing a business plan; difficulties and uncertainties regarding acquisitions; technological uncertainties; including those relating to competing products and technologies; risks relating to managing and integrating acquired businesses; unpredictable developments; including plant outages and repair requirements; the difficulty of estimating construction, development, repair and maintenance costs and timeframes; the uncertainties involved in estimating insurance and implied warranty recoveries, if any; the inability to predict the course or outcome of any negotiations with parties involved with our projects; uncertainties relating to general economic and industry conditions, and the amount and rate of growth in expenses; uncertainties relating to government and regulatory policies and the legal environment; uncertainties relating to the availability of tax credits, deductions, rebates and similar incentives; intellectual property issues; the competitive environment in which Environmental Power Corporation and its subsidiaries operate and other factors, including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, well as in other filings we make with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT

Mark Hall, Senior Vice President

(630) 292-3914

mhall@environmentalpower.com

Public Relations Contact:

John Abrashkin, Ricochet Public Relations

(212) 679-3300 x121

jabrashkin@ricochetpr.com

Investor Relations Contact:

John Baldissera, BPC Financial Marketing

1-800-368-1217